Exhibit 4

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                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                  as Depositor

                             BANK OF AMERICA, N.A.,
                                   as Servicer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee

                                 AMENDMENT No. 1

                             Dated January 30, 2004

                                       To

                                       The

                         POOLING AND SERVICING AGREEMENT

                             Dated January 28, 2003


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                  Banc of America Alternative Loan Trust 2003-1

                       Mortgage Pass-Through Certificates

                                  Series 2003-1

            AMENDMENT No. 1, dated January 30, 2004, (the "Amendment"), to the Pooling and Servicing Agreement dated January 28, 2003 (the "Agreement") among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (the "Depositor"), BANK OF AMERICA, N.A., as servicer (the "Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

            WHEREAS, Section 11.01 of the Agreement provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, without the consent of any of the Certificateholders, to make any other provisions with respect to matters or questions arising under the Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            WHEREAS, Section 11.01 of the Agreement also provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class.

            WHEREAS, the Depositor, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment, and have obtained the consent of the Holder of 100% Percentage Interest of the Class SES Certificates and the Opinions of Counsel required by Section 11.01 of the Agreement, including the Opinion of Counsel referred to in the first WHEREAS clause herein relating to the effect of such amendments on the other Certificateholders.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment to Section 1.01. The definition of "Class SES Compensating Interest" is hereby replaced in its entirety with the following:

            Class SES Compensating Interest: With respect to each Distribution Date, the least of (a) the amount distributable pursuant to Section 5.02(a)(i) on the Class SES Certificates (before any reduction in respect of Class SES Compensating Interest), (b) the Prepayment Interest Shortfall for such Distribution Date less the Servicer Compensating Interest for such Distribution Date and (c) one-twelfth of 0.25% of the Pool Stated Principal Balance less the Servicer Compensating Interest for such Distribution Date.

            Section 2. Amendment of Section 1.01. The definition of "Class SES Distributable Amount" is hereby deleted in its entirety.

            Section 3. Amendment of Section 1.01. The definition of "Lower-Tier REMIC" is hereby replaced in its entirety with the following:

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (other than the Ancillary Income and amounts held in respect of the Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Section 4. Amendment of Section 1.01. The definition of "Servicer Compensating Interest" is hereby replaced in its entirety with the following:

            Servicer Compensating Interest: With respect to each Distribution Date, the least of (a) the aggregate Servicing Fee for such Distribution Date (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment Interest Shortfall for such Distribution Date and (c) one-twelfth of 0.25% of the Pool Stated Principal Balance. Section 5. Amendment of Section 3.11(a)(viii). Section 3.11(a)(viii) is hereby replaced in its entirety with the following:

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the Pool Distribution Amount (less, for so long as Bank of America is the Servicer and Bank of America or an affiliate is the sole Holder of the Class SES Certificates, an amount up to 1/12th of 0.200% per annum of the Stated Principal Balance of the Mortgage Loans on the Due Date in the month preceding the month of the related Distribution Date and to instead remit such amount to the Holder of the Class SES Certificates on behalf of the Trustee in respect of the Interest Distribution Amount of the Class SES Certificates on such Distribution Date), any Ancillary Income (provided, however, if Bank of America is the Servicer and Bank of America or an affiliate is the sole Holder of the Class SES Certificates on such Distribution Date, such Ancillary Income, at the Servicer's option, need not be remitted to the Trustee but shall be withdrawn on the related Distribution Date and remitted to the Holders of the Class SES Certificates on behalf of the Trustee on such Distribution Date), the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            Section 6. Amendment of Section 3.17. Section 3.17 is hereby replaced in its entirety with the following:

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date; provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans for such Distribution Date shall be reduced (but not below zero) by an amount equal to the Servicer Compensating Interest for such Distribution Date. Any successor Servicer shall also be entitled to the Supplemental Servicing Fee.

            Any additional Servicing Compensation shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 7. Amendment of Section 5.02. The third paragraph following
Section 5.02(a)(vi) is hereby replaced in its entirety with the following:

            On each Distribution Date, the Trustee, subject to Section 5.01, shall distribute to the Holders of the Class SES Certificates, any Ancillary Income, which shall be treated as paid outside the Lower-Tier REMIC and the Upper-Tier REMIC.

            Section 8. Amendment of Section 5.04(a)(xvi). Section 5.04(a)(xvi) is hereby replaced in its entirety with the following:

            (xvi) the Ancillary Income for the Class SES Certificates for such Distribution Date; and

            Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 10. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 11. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                        as Depositor


                                    By: /s/ Judy Lowman
                                        --------------------------------
                                        Name:  Judy Lowman
                                        Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                        as Servicer


                                    By: /s/ Stephen A. Cummings
                                        --------------------------------
                                        Name:  Stephen A. Cummings
                                        Title: Senior Vice President


                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION,
                                        as Trustee


                                    By: /s/ Peter A. Gobell
                                        --------------------------------
                                        Name:  Peter A. Gobell
                                        Title: Vice President
Attest:
By:  /s/ Chris Regnier
     -------------------------
     Name: Chris Regnier
     Title: Vice President

STATE OF GEORGIA        )
                        )     ss.:
COUNTY OF FORSYTH       )

            On this 30th day of January, 2004, before me, a notary public in and for the State of Georgia, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Banc of America Mortgage Securities, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




                                              -------------------------
                                                    Notary Public

[NOTARIAL SEAL]
My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 30th day of January, 2004, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.




                                            -----------------------------
                                                    Notary Public


[NOTARIAL SEAL]
My commission expires ____________.

STATE OF MARYLAND )
                  )     ss.:
COUNTY OF HOWARD  )
                  )

            On the 30th day of January, 2004, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.